QuickLinks -- Click here to rapidly navigate through this document

Notice of Guaranteed Delivery
(Not To Be Used For Signature Guarantees)

For Tender of Shares of Common Stock
(Together with Associated Preferred Stock Purchase Rights)
of
i-STAT CORPORATION
to
Senator Acquisition Corporation

a wholly owned subsidiary of
ABBOTT LABORATORIES

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
  CITY TIME ON TUESDAY, JANUARY 27, 2004, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach EquiServe Trust Company, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by manually signed facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is: EquiServe Trust Company, N.A.
By Mail: EquiServe Trust Company, N.A. P.O. Box 43014 Providence, RI 02940-3014	By Overnight Courier: EquiServe Trust Company, N.A. Attn: Corporate Actions 150 Royall St. Canton, MA 02021	By Hand: Securities Transfer & Reporting Services, Inc. c/o EquiServe Limited Partnership 100 Williams Street Galleria New York, NY 10038
By Manually Signed Facsimile Transmission: (for Eligible Institutions only) (781) 575-2901
Confirm Facsimile By Telephone: (781) 575-3910

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

        This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Senator Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Abbott Laboratories, an Illinois corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 29, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.15 per share, of i-STAT Corporation, a Delaware corporation (the "Company"), together with the associated preferred stock purchase rights issued pursuant to the Stockholder Protection Agreement, dated as of June 26, 1995, between the Company and Wachovia Bank, N.A. (as successor to First Fidelity Bank, National Association), as rights agent (the "Shares"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Certificate Nos. (If Available):
Number of Shares:
  ☐
  Check if Shares will be tendered by book-entry transfer

Account Number:
Dated:	, 200
Name(s) of Record Holder(s):	(Please Type or Print)
Address(es):
Zip Code:
Area Code and Telephone Number(s):
Signatures:

2

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

        The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Name:	(Please Print or Type)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:	, 200
NOTE:	Do not send certificates for Shares with this notice. Certificates for Shares must be sent with your Letter of Transmittal.

QuickLinks

GUARANTEE (Not to be used for signature guarantee)